                                                                     Exhibit 4.3


THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS DESCRIBED ON THE REVERSE HEREOF
   INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE, OCTOBER 13, 1998

   PB-[#]                                                   *[##] SHARES*

                                INTERDENT, INC.

     50,000,000 Shares Common Stock, with a par value of $.001 per share 30,000,000 Shares Preferred Stock, with a par value of $.001 per share


     THIS CERTIFIES THAT [ SPECIMEN ] is the record holder of ______________ (___) shares of Series B Preferred Stock of InterDent, Inc., transferable only on the books of this Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

     This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto, to all of which the holder of this Certificate, by acceptance hereof, assents. This Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___ day of ______________, 1999.



-------------------------------------     -------------------------------------
L. Theodore Van Eerden                                         Michael T. Fiore
Chief Development Officer,                Co-Chairman of the Board of Directors
Executive Vice President and Secretary              and Chief Executive Officer

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FOR VALUE RECEIVED, _______________________________ HEREBY SELLS, ASSIGNS
AND TRANSFERS UNTO ________________________________ (_________) SHARES
REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _____________________________________ ATTORNEY TO TRANSFER THE
SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED __________________, 199__

                                  STOCKHOLDER

                                  ------------------------------------------
                                  (Signature of Stockholder)


                                  ------------------------------------------
                                  (Signature of Stockholder)

IN PRESENCE OF:
                 ---------------------------

                 ---------------------------
                         (Witness)


NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.